As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address of Principal Executive Offices including Zip Code)

Amgen Nonqualified Deferred Compensation Plan

(Full Title of the Plan)

Jonathan P. Graham, Esq. Senior Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Copy to: Charles K. Ruck, Esq. Regina Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626-1925 (714) 540-1235

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” or a “smaller reporting company” in Rule 12-b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Deferred Compensation Obligations (1)	$200,000,000	N/A	$200,000,000	$23,180

(1)	The deferred compensation obligations to which this Registration Statement relates (the “Deferred Compensation Obligations”) arise under the Amgen Nonqualified Deferred Compensation Plan, as Amended and Restated Effective October 16, 2013, as subsequently amended (the “Plan”) and are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), the amount of deferred compensation obligations registered is based on an estimate of the amount of compensation that may be deferred under the Plan.

INTRODUCTION

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 (the “Registration Statement”) is filed by Amgen Inc. (referred to herein as “our,” “we,” “us” or the “Registrant”) relating to $200,000,000 deferred compensation obligations which are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan. Pursuant to General Instructions E to Form S-8, the contents of the Registrant’s Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2011 (File No. 333-177868), registering $200,000,000 deferred compensation obligations under the Plan, are herein incorporated by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Index to Exhibits on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 15th day of March, 2017.

AMGEN INC.

By:
/s/ Robert A. Bradway

Robert A. Bradway

Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Bradway, David W. Meline and Jonathan P. Graham, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert A. Bradway Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 15, 2017

/s/ David W. Meline David W. Meline	Chief Financial Officer (Principal Financial Officer)	March 15, 2017

/s/ Annette L. Such Annette L. Such	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 15, 2017

/s/ David Baltimore David Baltimore	Director	March 15, 2017

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director	March 15, 2017

/s/ François de Carbonnel François de Carbonnel	Director	March 15, 2017

/s/ Robert A. Eckert Robert A. Eckert	Director	March 15, 2017

/s/ Greg C. Garland Greg C. Garland	Director	March 15, 2017

/s/ Fred Hassan Fred Hassan	Director	March 15, 2017

/s/ Rebecca M. Henderson Rebecca M. Henderson	Director	March 15, 2017

/s/ Frank C. Herringer Frank C. Herringer	Director	March 15, 2017

/s/ Tyler Jacks Tyler Jacks	Director	March 15, 2017

/s/ Ellen J. Kullman Ellen J. Kullman	Director	March 15, 2017

/s/ Judith C. Pelham Judith C. Pelham	Director	March 15, 2017

/s/ Ronald D. Sugar Ronald D. Sugar	Director	March 15, 2017

/s/ R. Sanders Williams R. Sanders Williams	Director	March 15, 2017

INDEX TO EXHIBITS

NUMBER	DESCRIPTION

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to Registration Statement).

99.1	Amgen Nonqualified Deferred Compensation Plan, as Amended and Restated Effective October 16, 2013. (Filed as an exhibit to Form 10-K for the year ended December 31, 2013, on February 24, 2014 and incorporated herein by reference.)

99.2	First Amendment to the Amgen Non Nonqualified Deferred Compensation Plan, effective October 14, 2016. (Filed as an exhibit 10.17 to Form 10-Q for the quarter ended September 30, 2016, on October 28, 2016 and incorporated herein by reference.)

*	Filed herewith.

5